UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2011

Vishay Precision Group, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2011, the Compensation Committee of the Board of Directors of Vishay Precision Group, Inc. (the “Company”) approved certain changes to the base salaries of Mr. Ziv Shoshani, the Company’s President and Chief Executive Officer; Mr. William M. Clancy, the Company’s Chief Financial Officer; and Mr. Thomas P. Kieffer, the Company’s Chief Technical Officer.

The base salaries for 2011, effective as of January 1, 2011, are set forth below.

Executive	2011 Base Salary
Ziv Shoshani (1)
President and Chief Executive Officer	$478,500
William M. Clancy
Chief Financial Officer	$262,500
Thomas P. Kieffer
Chief Technical Officer	$230,625

(1) Mr. Shoshani’s salary will be paid in New Israeli Shekels, based upon a pre-determined exchange rate determined in accordance with his employment agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: March 21, 2011	By:	/s/ William M. Clancy
		Name:	William M. Clancy
		Title:	Executive Vice President and Chief
Financial Officer